Exhibit 99.1

SolarEdge Announces Fourth Quarter and Full Year 2021 Financial Results

MILPITAS, Calif. — February 15, 2022. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in smart energy technology, today announced its financial results for the fourth quarter and full year ended December 31, 2021.

Fourth Quarter 2021 Highlights

•	Record revenues of $551.9 million

•	Record revenues from solar segment of $502.7 million

•	GAAP gross margin of 29.1%

•	Non-GAAP gross margin of 30.3%

•	Gross margin from solar segment of 32.8%

•	GAAP net income of $41.0 million

•	Non-GAAP net income of $62.8 million

•	GAAP net diluted earnings per share (“EPS”) of $0.74

•	Non-GAAP net diluted EPS of $1.10

•	1.92 Gigawatts (AC) of inverters shipped

Full Year 2021 Highlights

•	Record revenues of $1.96 billion, up 34.6% year over year from 2020

•	Record revenues from solar segment of $1.79 billion

•	GAAP gross margin of 32.0%

•	Non-GAAP gross margin of 33.5%

•	Gross margin from solar segment of 36.4%

•	Record GAAP net income of $169.2 million

•	Record Non-GAAP net income of $272.9 million

•	Record GAAP net diluted earnings per share (“EPS”) of $3.06

•	Record Non-GAAP net diluted EPS of $4.81

•	7.2 Gigawatts (AC) of inverters shipped

“We are ending 2021 with record revenues for the quarter and for the year,” said Zvi Lando, Chief Executive Officer of SolarEdge. “The global demand for solar energy across all segments and geographies is extremely strong and generating unprecedented demand for our products. In particular, we are excited about the strong momentum of the commercial market and the increasing rate of adoption of our innovative technology within this segment. Our focus is to ensure customers have the products they need to execute their projects and we are enabling this by ramping production in multiple sites and navigating supply chain and logistic challenges.”

Fourth Quarter 2021 Summary

The Company reported revenues of $551.9 million, up 5% from $526.4 million in the prior quarter and up 54% from $358.1 million in the same quarter last year.

Revenues from the solar segment were $502.7 million, up 5% from $476.8 million in the prior quarter and up 54% from $327.1 million in the same quarter last year.

GAAP gross margin was 29.1%, down from 32.8% in the prior quarter and down from 30.8% in the same quarter last year.

Non-GAAP gross margin was 30.3%, down from 34.0% in the prior quarter and down from 32.5% in the same quarter last year.

Gross margin from the solar segment was 32.8%, down from 36.6% in the prior quarter and down from 36.2% in the same quarter last year.

GAAP operating expenses were $119.5 million, up 13% from $106.1 million in the prior quarter and up 25% from $95.9 million in the same quarter last year.

Non-GAAP operating expenses were $94.1 million, up 12% from $83.8 million in the prior quarter and up 29% from $72.9 million in the same quarter last year.

GAAP operating income was $41.0 million, down 38% from $66.4 million in the prior quarter and up 184% from $14.4 million in the same quarter last year.

Non-GAAP operating income was $72.9 million, down 23% from $95.2 million in the prior quarter and up 68% from $43.5 million in the same quarter last year.

GAAP net income was $41.0 million, down 23% from $53.0 million in the prior quarter and up 132% from $17.7 million in the same quarter last year.

Non-GAAP net income was $62.8 million, down 24% from $82.1 million in the prior quarter and up 13% from $55.7 million in the same quarter last year.

GAAP net diluted EPS was $0.74, down from $0.96 in the prior quarter and up from $0.33 in the same quarter last year.

Non-GAAP net diluted EPS was $1.10, down from $1.45 in the prior quarter and up from $0.98 in the same quarter last year.

Cash flow from operating activities was $89.6 million, up from $61.8 million in the prior quarter and up from $27.2 million in the same quarter last year.

As of December 31, 2021, cash, cash equivalents, bank deposits, restricted bank deposit and marketable securities totaled $548.0 million, net of debt, compared to $524.1 million on September 30, 2021.

Full Year 2021 Summary

Total revenues of $1.96 billion, up 34.6% from $1.46 billion in the prior year.

GAAP gross margin was 32.0%, up from 31.6% in the prior year.

Non-GAAP gross margin was 33.5%, up from 33.0% in the prior year.

GAAP operating income was $207.1 million, up 45% from $142.6 million in the prior year.

Non-GAAP operating income was $321.4 million, up 47% from $218.8 million in the prior year.

GAAP net income was $169.2 million, up 21% from $140.3 million in the prior year.

Non-GAAP net income was $272.9 million, up 22% from $224.4 million in the prior year.

GAAP net diluted EPS was $3.06, up from $2.66 in the prior year.

Non-GAAP net diluted EPS was $4.81, up from $4.11 in the prior year.

Cash flow from operating activities of $214.1 million, down from $222.7 million in the prior year.

Outlook for the First Quarter 2022

The Company also provides guidance for the first quarter ending March 31, 2022 as follows:

•	Revenues to be within the range of $615 million to $645 million
•	Non-GAAP gross margin expected to be within the range of 28% to 30%
•	Revenues from solar segment to be within the range of $575 million to $595 million
•	Gross margin from solar segment expected to be within the range of 30% to 32%

Conference Call

The Company will host a conference call to discuss these results at 4:30 p.m. ET on Tuesday, February 15, 2022. The call will be available, live, to interested parties by dialing 888-300-0211. For international callers, please dial +1 773-377-9384. The Conference ID number is 5805953.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge is a global leader in smart energy technology. By leveraging world-class engineering capabilities and with a relentless focus on innovation, SolarEdge creates smart energy solutions that power our lives and drive future progress. SolarEdge developed an intelligent inverter solution that changed the way power is harvested and managed in photovoltaic (PV) systems. The SolarEdge DC optimized inverter seeks to maximize power generation while lowering the cost of energy produced by the PV system. Continuing to advance smart energy, SolarEdge addresses a broad range of energy market segments through its PV, storage, EV charging, batteries, UPS, electric vehicle powertrains, and grid services solutions. SolarEdge is online at www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release, such as non-GAAP net income, non-GAAP net diluted EPS, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income and non-GAAP gross margin from sale of solar products. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Annual Report on Form 10-K/A for the year ended December 31, 2020, filed on February 19, 2021 and our quarterly reports filed on Form 10-Q, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of February 15, 2022.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share data)

	Three months ended December 31,		Year ended December 31,
	2021	2020	2021	2020
	Unaudited
Revenues	$551,915	$358,107	$1,963,865	$1,459,271
Cost of revenues	391,424	247,782	1,334,547	997,912
Gross profit	160,491	110,325	629,318	461,359
Operating expenses:
Research and development	64,326	47,513	219,633	163,123
Sales and marketing	33,248	28,872	119,000	95,985
General and administrative	21,879	18,042	82,196	63,119
Other operating expense (income), net	----	1,471	1,350	(3,429)
Total operating expenses	119,453	95,898	422,179	318,798
Operating income	41,038	14,427	207,139	142,561
Financial income (expense), net	(6,324)	10,380	(19,915)	21,105
Income before income taxes	34,714	24,807	187,224	163,666
Income tax benefit (expense)	6,240	(7,152)	(18,054)	(23,344)
Net income	$40,954	$17,655	$169,170	$140,322

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	December 31,
	2021	2020
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$530,089	$827,146
Marketable securities	167,728	143,687
Trade receivables, net of allowances of $2,626 and $2,886, respectively	456,339	218,706
Inventories, net	380,143	331,696
Prepaid expenses and other current assets	176,992	198,106
Total current assets	1,711,291	1,719,341
LONG-TERM ASSETS:
Marketable securities	482,228	147,434
Deferred tax assets, net	27,572	11,676
Property, plant and equipment, net	410,379	303,408
Operating lease right-of-use assets, net	47,137	41,600
Intangible assets, net	58,861	67,818
Goodwill	129,629	140,479
Other long-term assets	24,963	5,353
Total long-term assets	1,180,769	717,768
Total assets	$2,892,060	$2,437,109

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade payables, net	$252,068	$162,051
Employees and payroll accruals	74,465	63,738
Warranty obligations	71,480	62,614
Deferred revenues and customers advances	17,789	24,648
Accrued expenses and other current liabilities	109,379	123,048
Total current liabilities	525,181	436,099
LONG-TERM LIABILITIES:
Convertible senior notes, net	621,535	573,350
Warranty obligations	193,680	142,380
Deferred revenues	151,556	115,372
Finance lease liabilities	40,508	26,173
Operating lease liabilities	38,912	35,194
Other long-term liabilities	10,649	22,784
Total long-term liabilities	1,056,840	915,253
COMMITMENTS AND CONTINGENT LIABILITIES
STOCKHOLDERS’ EQUITY:
Common stock of $0.0001 par value - Authorized: 125,000,000 shares as of December 31, 2021 and December 31, 2020; issued and outstanding: 52,815,395 and 51,560,936 shares as of December 31, 2021 and December 31, 2020, respectively	5	5
Additional paid-in capital	687,295	603,891
Accumulated other comprehensive income (loss)	(27,319)	3,857
Retained earnings	650,058	478,004
Total stockholders’ equity	1,310,039	1,085,757
Total liabilities and stockholders’ equity	$2,892,060	$2,437,109

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands, except per share data)

	Year ended December 31,
	2021	2020
Cash flows provided by operating activities:
Net income	$169,170	$140,322
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property, plant and equipment	29,359	22,355
Amortization of intangible assets	10,176	9,479
Amortization of debt discount and debt issuance costs	2,903	3,185
Amortization of premium and accretion of discount on available-for-sale marketable securities, net	9,462	1,168
Stock-based compensation expenses	102,593	67,309
Deferred income taxes, net	(12,045)	(2,738)
Exchange rate fluctuations and other items, net	20,697	3,860
Changes in assets and liabilities:
Inventories, net	(43,051)	(149,661)
Prepaid expenses and other assets	(39,444)	(3,276)
Trade receivables, net	(247,723)	86,538
Trade payables, net	91,709	3,333
Employees and payroll accruals	26,519	18,315
Warranty obligations	60,524	32,274
Deferred revenues and customers advances	29,936	(21,438)
Other liabilities, net	3,344	11,630
Net cash provided by operating activities	214,129	222,655
Cash flows from investing activities:
Investment in available-for-sale marketable securities	(579,377)	(223,705)
Proceeds from sales and maturities of available-for-sale marketable securities	202,188	141,839
Investment in privately-held company	(16,643)	----
Purchase of property, plant and equipment	(149,251)	(126,790)
Withdrawal from (investment in) bank deposits, net	60,096	(54,752)
Withdrawal from restricted bank deposits	798	25,267
Other investing activities	(2,022)	1,504
Net cash used in investing activities	$(484,211)	$(236,637)
Cash flows from financing activities:
Repayment of bank loans	$(16,073)	$(15,595)
Proceeds from exercise of stock-based awards and payment of withholding taxes	2,203	21,500
Proceeds from issuance of convertible senior notes, net	----	617,869
Proceeds from bank loans	----	16,944
Other financing activities	(1,308)	(234)
Net cash provided by (used in) financing activities	(15,178)	640,484
Increase (decrease) in cash and cash equivalents	(285,260)	626,502
Cash and cash equivalents at the beginning of the period	827,146	223,901
Effect of exchange rate differences on cash and cash equivalents	(11,797)	(23,257)
Cash and cash equivalents at the end of the period	$530,089	$827,146

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (Unaudited)
(in thousands, except per share data and percentages)

	Reconciliation of GAAP to Non-GAAP
	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Gross profit (GAAP)	160,491	172,561	110,325	629,318	461,359
Revenues from finance component	(122)	(111)	----	(418)	----
Stock-based compensation	4,373	4,289	3,720	18,743	11,082
Cost of product adjustment	----	----	----	----	313
Amortization and depreciation of acquired assets	2,272	2,341	2,374	9,326	9,484
Gross profit (non-GAAP)	167,014	179,080	116,419	656,969	482,238

Gross margin (GAAP)	29.1%	32.8%	30.8%	32.0%	31.6%
Revenues from finance component	0.0%	0.0%	----	0.0%	----
Stock-based compensation	0.8%	0.8%	1.0%	1.0%	0.8%
Cost of product adjustment	----	----	----	----	0.0%
Amortization and depreciation of acquired assets	0.4%	0.4%	0.7%	0.5%	0.6%
Gross margin (non-GAAP)	30.3%	34.0%	32.5%	33.5%	33.0%

Operating expenses (GAAP)	119,453	106,147	95,898	422,179	318,798
Stock-based compensation - R&D	(14,872)	(11,949)	(8,919)	(45,424)	(27,048)
Stock-based compensation - S&M	(5,882)	(5,737)	(8,710)	(22,834)	(19,413)
Stock-based compensation - G&A	(4,076)	(4,210)	(2,967)	(15,592)	(9,766)
Amortization and depreciation of acquired assets - R&D	(302)	(207)	(14)	(530)	(91)
Amortization and depreciation of acquired assets - S&M	(225)	(229)	(230)	(927)	(1,187)
Amortization and depreciation of acquired assets - G&A	(6)	(8)	(8)	(29)	(33)
Gain (loss) from assets sale and disposal	18	37	(649)	117	(1,207)
Other operating income (expense)	----	----	(1,471)	(1,350)	3,429
Operating expenses (non-GAAP)	94,108	83,844	72,930	335,610	263,482

Operating income (GAAP)	41,038	66,414	14,427	207,139	142,561
Revenues from finance component	(122)	(111)	----	(418)	----
Cost of product adjustment	----	----	----	----	313
Stock-based compensation	29,203	26,185	24,316	102,593	67,309
Amortization and depreciation of acquired assets	2,805	2,785	2,626	10,812	10,795
Loss (gain) from assets sale and disposal	(18)	(37)	649	(117)	1,207
Other operating expense (income)	----	----	1,471	1,350	(3,429)
Operating income (non-GAAP)	72,906	95,236	43,489	321,359	218,756

	Reconciliation of GAAP to non-GAAP
	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Financial income (expense), net (GAAP)	(6,324)	(5,751)	10,380	(19,915)	21,105
Notes due 2025	727	726	3,017	2,903	3,185
Non-cash interest	1,527	1,469	1,305	5,771	4,887
Unrealized gains/losses	(541)	----	----	(541)	----
Currency fluctuation related to lease standard	2,422	574	2,172	2,007	2,274
Amortization and depreciation of acquired assets	----	----	----	----	982
Financial income (expense), net (non-GAAP)	(2,189)	(2,982)	16,874	(9,775)	32,433

Income tax benefit (expense) (GAAP)	6,240	(7,615)	(7,152)	(18,054)	(23,344)
Uncertain tax positions	(9,007)	----	----	(9,007)	----
Deferred taxes	(5,181)	(2,528)	2,522	(11,639)	(3,434)
Income tax expense (non-GAAP)	(7,948)	(10,143)	(4,630)	(38,700)	(26,778)

Net income (GAAP)	40,954	53,048	17,655	169,170	140,322
Revenues from finance component	(122)	(111)	----	(418)	----
Cost of product adjustment	----	----	----	----	313
Stock-based compensation	29,203	26,185	24,316	102,593	67,309
Amortization and depreciation of acquired assets	2,805	2,785	2,626	10,812	11,777
Loss (gain) from assets sale and disposal	(18)	(37)	649	(117)	1,207
Other operating expense (income)	----	----	1,471	1,350	(3,429)
Notes due 2025	727	726	3,017	2,903	3,185
Non-cash interest	1,527	1,469	1,305	5,771	4,887
Unrealized gains (losses)	(541)	----	----	(541)	----
Currency fluctuation related to lease standard	2,422	574	2,172	2,007	2,274
Uncertain tax positions	(9,007)	----	----	(9,007)	----
Deferred taxes	(5,181)	(2,528)	2,522	(11,639)	(3,434)
Net income (non-GAAP)	62,769	82,111	55,733	272,884	224,411

	Reconciliation of GAAP to non-GAAP
	Three months ended			Year ended
	December 31, 2021	September 30, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net basic earnings per share (GAAP)	0.78	1.01	0.34	3.24	2.79
Revenues from finance component	0.00	0.00	----	(0.01)	----
Cost of product adjustment	----	----	----	----	0.01
Stock-based compensation	0.55	0.50	0.48	1.97	1.34
Amortization and depreciation of acquired assets	0.05	0.05	0.05	0.21	0.24
Loss (gain) from assets sale and disposal	0.00	0.00	0.01	(0.01)	0.02
Other operating expense (income)	----	----	0.03	0.03	(0.07)
Notes due 2025	0.02	0.02	0.06	0.05	0.06
Non-cash interest	0.03	0.03	0.02	0.11	0.10
Unrealized gains (losses)	(0.01)	----	----	(0.01)	----
Currency fluctuation related to lease standard	0.04	0.01	0.05	0.04	0.05
Uncertain tax positions	(0.17)	----	----	(0.17)	----
Deferred taxes	(0.10)	(0.05)	0.05	(0.22)	(0.07)
Net basic earnings per share (non-GAAP)	1.19	1.57	1.09	5.23	4.47

Net diluted earnings per share (GAAP)	0.74	0.96	0.33	3.06	2.66
Revenues from finance component	0.00	0.00	----	(0.01)	----
Cost of product adjustment	----	----	----	----	----
Stock-based compensation	0.50	0.45	0.44	1.77	1.20
Amortization and depreciation of acquired assets	0.05	0.05	0.05	0.19	0.21
Loss (gain) from assets sale and disposal	0.00	0.00	0.01	0.00	0.03
Other operating expense (income)	----	----	0.03	0.02	(0.07)
Notes due 2025	0.00	0.00	0.02	0.02	0.02
Non-cash interest	0.03	0.03	0.02	0.10	0.08
Unrealized gains (losses)	(0.01)	----	----	(0.01)	----
Currency fluctuation related to lease standard	0.04	0.01	0.04	0.03	0.05
Uncertain tax positions	(0.16)	----	----	(0.16)	----
Deferred taxes	(0.09)	(0.05)	0.04	(0.20)	(0.07)
Net diluted earnings per share (non-GAAP)	1.10	1.45	0.98	4.81	4.11

Number of shares used in computing net diluted earnings per share (GAAP)	56,011,040	55,929,000	53,496,384	55,971,030	52,795,475
Stock-based compensation	894,079	653,967	865,179	773,636	1,138,517
Notes due 2025	----	----	2,276,818	----	618,701
Number of shares used in computing net diluted earnings per share (non-GAAP)	56,905,119	56,582,967	56,638,381	56,744,666	54,552,693